CONFIRMING STATEMENT

    This statement confirms that the undersigned, Stephan H. Fluhler, has authorized and designated, Jennifer Mainord, Amanda C. Williams or Rhonda Bost, to execute and file on the undersignedTMs behalf, all Form 3, 4, and 5 (including amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersignedTMs ownership of or transactions in securities of First Merchants Corporation.  The authority of Jennifer Mainord, Amanda C. Williams or Rhonda Bost under this statement shall continue until the undersigned is no longer required to file Form 3, 4, and 5 with regard to the undersigned ownership or transactions in securities of First Merchants Corporation, unless earlier revoked in writing.  The undersigned acknowledges Jennifer Mainord, Amanda C. Williams or Rhonda Bost are not assuming any of the undersignedTMs responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                        __/s/ Stephan H. Fluhler______
                        Stephan H. Fluhler

Date: May 14, 2014